Exhibit 8

Subsidiaries

Company	Country of Incorporation
ARABIAN OIL SERVICES INC.	Marshall Islands
AMMONIA INTERNATIONAL TRADING INC.	Marshall Islands
AURORA INVESTMENTS INC.	Marshall Islands
BAHLA BEAUTY INC.	Marshall Islands
BARONESS HOLDINGS INC.	Marshall Islands
CANNES VIEW INC.*	Marshall Islands
CALABASAS INDUSTRIES INC.	Marshall Islands
CALIFORNIA GASES INC.	Marshall Islands
CARINTHIA INC.	Liberia
CHIOS LEGACY INC.	Marshall Islands
CLEAN POWER INC.	Liberia
CELCIUS TECHNOLOGIES INC.**	Liberia
COLORADO OIL AND GAS INC.*	Marshall Islands
DAYTONA INDUSTRIES INC.	Marshall Islands
EAST PROPANE INC.	Marshall Islands
EASTERN EXPLORATION INC.	Marshall Islands
ECOBUTANE INC.	Marshall Islands
ECOGAS TRADING INC.	Marshall Islands
ECOPROPANE INC.	Marshall Islands
ECOVCM INC.	Marshall Islands
EMPIRE SPIRIT LTD.	Marshall Islands
ENERGETIC PENINSULA LIMITED	Liberia
EVOLUTION CRUDE INC.	Marshall Islands
FINANCIAL POWER INC.*	Marshall Islands
GOLDEN SHADOW INC.	Marshall Islands
INTERNATIONAL GASES INC.	Liberia
JAPANESE LEASING SCHEMES INC.	Marshall Islands
K INVESTMENTS INC.	Marshall Islands

KAIZEN INDUSTRIES INC.	Marshall Islands
KING OF HEARTS INC.	Liberia
LUCKYBOY INC.	Marshall Islands
MANAMA PRIDE INC.	Marshall Islands
MATRIX GAS TRADING LTD.	Marshall Islands
MR. ROI INC.	Marshall Islands
NORTHERN CAPITAL HOLDING INC.	Liberia
OCTOPUS GAS INC.	Liberia
OXFORDGAS LTD.	Liberia
POWERPLANNING INTERNATIONAL INC.	Marshall Islands
PELORUS INC.	Liberia
PETCHEM TRADING INC.	Marshall Islands
RADIANT ENTERPRISES INC.	Marshall Islands
REVOLUTION INC.	Marshall Islands
RISING SUN INC.	Liberia
SANTA BARBARA INC.	Marshall Islands
SANTA MONICA INC.	Marshall Islands
SENIOR INVESTMENTS INC.	Marshall Islands
SIKOUSIS LEGACY INC.	Marshall Islands
SOLEIL TRUST INC.	Liberia
SOUND EFFEX INC.	Marshall Islands
SPACEGAS INC.*	Marshall Islands
STEALTHGAS INC.	Marshall Islands
STEAM POWER INC.	Marshall Islands
TANKPUNK, INC.	Marshall Islands
TATOOSH BEAUTY INC.	Liberia
WOLVERINES INC.	Marshall Islands
UNIVERSAL GAS SUPPLIES INC.	Marshall Islands
FROST INVESTMENTS CORP INC*.	Marshall Islands
MGC AGGRESSIVE HOLDINGS INC**.	Marshall Islands
SUB ZERO INC.**	Liberia
ALASKAN GASES INC.**	Liberia

*

In the first quarter of 2019, we sold a 49.9% equity interest in this entity and ceased to fully consolidate its results in our consolidated financial statements. These entities are now consolidated under the equity method.

**	In the first quarter of 2020, we acquired a 51.0% equity interest in this entity, which are consolidated in our financial statements under the equity method.